EXHIBIT 99.1

                 METTLER-TOLEDO INTERNATIONAL INC. REPORTS
                         FIRST QUARTER 2005 RESULTS

 -- SOLID LOCAL CURRENCY SALES GROWTH AND STRONG GROSS MARGIN EXPANSION --

                        - - 15% INCREASE IN EPS - -

GREIFENSEE, Switzerland and COLUMBUS, Ohio, USA - May 3, 2005 -
Mettler-Toledo International Inc. (NYSE: MTD) today announced net earnings of $20.8 million, or $0.47 per share on a diluted basis, for the quarter ended March 31, 2005. This compares with net earnings per share of $0.41 for the first quarter of 2004.

Sales for the quarter were $337.2 million, compared with $318.7 million in the prior year. This represents a 6% increase in reported sales, consisting of a 3% increase in local currency sales and a 3% increase due to currency. Adjusted operating income amounted to $35.7 million, compared with $32.8 million last year. Operating cash flow in the quarter was $6.7 million compared with $29.4 million last year.

Robert F. Spoerry, Chairman, President and Chief Executive Officer, stated, "The first quarter was a solid start to the year. Local currency sales growth was in line with our expectations and was driven by better than expected performance in the Americas. In Asia / Rest of World, sales growth was less than the previous year but consistent with our projections. In Europe, economic conditions are challenging and sales were down slightly from last year and below our expectations. We are happy to report another quarter of strong increase in gross margins over the prior year. This led to a solid improvement in earnings for the quarter."

Spoerry concluded, "We remain cautiously optimistic for the remainder of the year. We anticipate sales growth in Asia / Rest of World and Europe to improve as the year progresses. Our strategic initiatives remain well on track including many new product launches in the upcoming months. We are introducing a new line of high-end analytical balances targeted for applications in regulated areas and a number of exciting new solutions in our product inspection business."

For the quarter ended March 31, 2005, the Company reported local currency sales growth of 7% in the Americas and 4% in Asia / Rest of World and a 1% decline in local currency sales in Europe.

During the first quarter the Company repurchased 528,000 shares of its common stock.

The Company has reconciled adjusted operating income to the most comparable U.S. GAAP measure in the attached schedules.

The Company will host a conference call to discuss its first quarter results today (Tuesday, May 3) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company's website at www.mt.com.

METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company is the world's largest manufacturer and marketer of weighing instruments for use in laboratory, industrial and food retailing applications. The Company also holds top-three market positions in several related analytical instruments and is a leading provider of automated chemistry systems used in drug and chemical compound discovery and development. In addition, the Company is the world's largest manufacturer and marketer of metal detection and other end-of-line inspection systems used in production and packaging and holds a leading position in certain process analytics applications. Additional information about METTLER TOLEDO can be found on the World Wide Web at "www.mt.com."

Statements in this discussion which are not historical facts may be considered "forward-looking statements" that involve risks and uncertainties. For a discussion of these risks and uncertainties, which could cause actual events or results to differ from those contained in the forward-looking statements, see "Factors affecting our future operating results" in Part I, Item 1, of the Company's Annual Report on Form 10-K for the fiscal year December 31, 2004. The Company assumes no obligation to update this press release.

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
                              METTLER-TOLEDO INTERNATIONAL INC.
                              COMPARATIVE FINANCIAL INFORMATION
                           (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)
                                       THREE months ended         THREE months ended
                                           March 31, 2005             March 31, 2004
                                              (unaudited)  %             (unaudited)   %

Net sales                                      $ 337,160  100.0 (a)     $ 318,709     100.0
Cost of sales                                    174,365   51.7           168,433      52.8
                                               ---------  -----         ---------     -----
  Gross profit                                   162,795   48.3           150,276      47.2

Research and development                          20,802    6.2            20,655       6.5
Selling, general and administrative              106,317   31.5            96,809      30.4
                                               ---------  -----         ---------     -----
  Adjusted operating income                       35,676   10.6            32,812      10.3

Amortization                                       2,808    0.9             2,808       0.9
Interest expense                                   3,516    1.0             3,466       1.1
Other charges (income), net                         (336)  (0.1)              (64)     (0.0)
                                               ---------  -----         ---------     -----
  Earnings before taxes                           29,688    8.8            26,602       8.3

Provision for taxes                                8,907    2.6             7,980       2.5
                                               ---------  -----         ---------     -----
  Net earnings                                 $  20,781    6.2         $  18,622       5.8
                                               =========  =====         =========     =====
Diluted per share amounts:

  Net earnings                                 $    0.47                $    0.41

  Weighted average number of common shares    44,388,971               45,836,934



 Notes:
(a)  Local currency sales increased 3% as compared to the same period in 2004.


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

                              METTLER-TOLEDO INTERNATIONAL INC.
                            CONSOLIDATED STATEMENTS OF OPERATIONS
                           (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)
                                                AS REPORTED              AS REPORTED
                                                -----------              -----------
                                         THREE months ended       THREE months ended
                                             March 31, 2005           March 31, 2004
                                                (unaudited)              (unaudited)

Net sales                                       $   337,160             $   318,709
Cost of sales                                       174,365                 168,433
                                                -----------             -----------
  Gross profit                                      162,795                 150,276

Research and development                             20,802                  20,655
Selling, general and administrative                 106,317                  96,809
Amortization                                          2,808                   2,808
Interest expense                                      3,516                   3,466
Other charges (income), net                            (336)                    (64)
                                                -----------             -----------
  Earnings before taxes                              29,688                  26,602

Provision for taxes                                   8,907                   7,980
                                                -----------             -----------
  Net earnings                                  $    20,781             $    18,622
                                                ===========             ===========

Basic earnings per common share:
  Net earnings                                  $      0.48             $      0.42
  Weighted average number of common shares       43,139,233              44,557,443

Diluted earnings per common share:
  Net earnings                                  $      0.47             $      0.41
  Weighted average number of common shares       44,388,971              45,836,934

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

                                  METTLER-TOLEDO INTERNATIONAL INC.
                                CONDENSED CONSOLIDATED BALANCE SHEETS
                                        (AMOUNTS IN THOUSANDS)
                                                                  March 31,        December 31,
                                                                       2005                2004
                                                                (unaudited)

Cash and cash equivalents                                     $      67,780       $      67,176
Accounts receivable, net                                            259,512             271,097
Inventories, net                                                    156,424             156,539
Other current assets and prepaid expenses                            62,028              57,545
                                                              -------------       -------------
       Total current assets                                         545,744             552,357

Property, plant and equipment, net                                  229,402             242,709
Goodwill and other intangibles                                      556,119             560,181
Other non-current assets                                            119,934             124,825
                                                              -------------       -------------
       Total assets                                           $   1,451,199       $   1,480,072
                                                              =============       =============

Short-term debt                                               $      10,351       $       6,913
Accounts payable                                                     66,157              85,129
Accrued and other current liabilities                               255,022             256,204
                                                              -------------       -------------
       Total current liabilities                                    331,530             348,246

Long-term debt                                                      217,421             196,290
Other non-current liabilities                                       202,575             214,650
                                                              -------------       -------------
       Total liabilities                                            751,526             759,186

Shareholders' equity                                                699,673             720,886
                                                              -------------       -------------
       Total liabilities and shareholders' equity             $   1,451,199       $   1,480,072
                                                              =============       =============

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

                                             METTLER-TOLEDO INTERNATIONAL INC.
                                      CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                   (AMOUNTS IN THOUSANDS)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                        THREE months ended         THREE months ended
                                                                            March 31, 2005             March 31, 2004
                                                                               (unaudited)                (unaudited)

Cash flow from operating activities:
      Net earnings                                                          $    20,781             $    18,622
      Adjustments to reconcile net earnings to
        net cash provided by operating activities:
           Depreciation                                                           6,653                   6,473
           Amortization                                                           2,808                   2,808
           Deferred taxation                                                     (2,606)                    366
           Other                                                                      1                     (33)
          Increase (decrease) in cash resulting from changes in
          operating assets and liabilities (a)                                  (20,949)                  1,187
                                                                            -----------             -----------
              Net cash provided by operating activities (a)                       6,688                  29,423
                                                                            -----------             -----------
Cash flows from investing activities:
      Proceeds from sale of property, plant and equipment                           418                     363
      Purchase of property, plant and equipment                                  (5,345)                 (5,869)
      Acquisitions                                                                 (213)                      -
                                                                            -----------             -----------
              Net cash used in investing activities                              (5,140)                 (5,506)
                                                                            -----------             -----------
Cash flows from financing activities:
      Proceeds from borrowings                                                   34,255                  31,980
      Repayments of borrowings                                                   (8,431)                (41,494)
      Proceeds from options exercised                                             1,974                   1,758
      Repurchases of common stock                                               (28,353)                (16,591)
                                                                            -----------             -----------
              Net cash used in financing activities                                (555)                (24,347)
                                                                            -----------             -----------

Effect of exchange rate changes on cash and cash equivalents                       (389)                     82
                                                                            -----------             -----------

Net increase (decrease) in cash and cash equivalents                                604                    (348)

Cash and cash equivalents:
      Beginning of period                                                        67,176                  45,116
                                                                            -----------             -----------
      End of period                                                         $    67,780             $    44,768
                                                                            ===========             ===========

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities (a)                               $     6,688             $    29,423
        Payments in respect of restructuring activities                             425                   2,036
        Proceeds from sale of property, plant and equipment                         418                     363
        Purchase of property, plant and equipment                                (5,345)                 (5,869)
                                                                            -----------             -----------
                 Free cash flow                                             $     2,186             $    25,953
                                                                            ===========             ===========

 Notes:
(a) The decrease in 2005 resulted principally from approximately $15.0 million of higher payments relating to 2004 performance-related compensation incentives (bonus payments) and the timing of our accounts payables disbursements which increased $12.3 million in the three months ended March 31, 2005 compared to the corresponding period in 2004.


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

                                                  METTLER-TOLEDO INTERNATIONAL INC.
                                                      OTHER OPERATING STATISTICS

LOCAL CURRENCY SALES GROWTH BY DESTINATION


                                                           3 months ended March 31, 2005
                                      -------------------------------------------------------------------------
                                            Europe            Americas          Asia/RoW           Total
Local currency sales growth                   -1%                7%                4%                3%
